FIRST AMENDMENT TO
WARRANT AGREEMENT

This First Amendment to Warrant Agreement (this “Amendment”) is entered into as of July [ _ ], 2007 by and between Southridge Technology Group, Inc., a Delaware corporation (“Pubco”) that will acquire all of the issued and outstanding capital stock of RxElite Holdings Inc., a Delaware corporation (“RxElite”) and succeed to the business of RxElite as its sole line of business (on a combined, post-acquisition basis, Pubco, and its subsidiary, RxElite, are collectively referred to as “Seller”), and the Warrant Holder (as defined below). This Amendment amends that Warrant Agreement (the “Warrant”), dated as of January 19, 2007 by and among RxElite and the Warrant Holder (as defined therein). Capitalized terms not otherwise defined herein shall have the meanings given in the Warrant.

RECITALS

WHEREAS, RxElite previously issued the Warrant to the Warrant Holder pursuant to the Stock Purchase Agreement (the “Agreement”), dated as of January 19, 2007 by and among the Company and the persons and entities listed on Exhibit A thereto;

WHEREAS, certain purchasers acquired from RxElite common stock and warrants to purchase shares of the common stock in a subsequent private offering of securities pursuant to certain Stock Purchase Agreements each dated as of July [ _ ], 2007 (the “New Purchase Agreements”);

WHEREAS, the Warrant Holder and RxElite wish to amend the Warrant to provide substantially the same terms to the Warrant Holder as are contained in the warrants to purchase common stock issued pursuant to the New Purchase Agreements effective with and conditioned upon the acquisition referred to above such that Pubco shall assume all obligations and rights of RxElite hereunder; and

WHEREAS, Section 10.1 of the Warrant provides that it may be amended with the written consent of each party thereto.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties agree as follows:

1. PAR VALUE.  Each reference to the par value per share of the Company’s Common Stock contained in the Warrant is hereby deleted.

2. AMENDMENT OF SECTION 1.  Section 1 of the Warrant is hereby deleted and replaced in its entirety by the following:

1. Warrant; Call.

(a) The Company hereby grants to the Warrant Holder, subject to the terms set forth herein, the right to purchase at any time during the term commencing on the date that the Company has amended its certificate of incorporation to increase its authorized capital to permit the exercise of all of the Warrants (the “Commencement Date”) and ending at 5:30 p.m., New York time, on the second (2nd) anniversary of the Commencement Date hereof (the “Expiration Date”) __________ shares of Common Stock (the “Shares”), at an initial exercise price of US $0.85 per share, subject to adjustment as provided in Section 3 hereof (as in effect from time to time, the “Exercise Price”).

(b) Notwithstanding anything herein to the contrary, if after the Commencement Date, the closing bid price of the Common Stock equals or exceeds US $2.20 per share for 20 consecutive trading days, which period shall have commenced only after the Commencement Date (such period the “Threshold Period”), the Company may, within 2 trading days after the end of any such Threshold Period, deliver a written notice to the Warrant Holder (a “Forced Exercise Notice”) to cause the Warrant Holder to exercise this Warrant in its entirety within five trading days (such fifth trading day, the “Forced Exercise Date”), after which date this Warrant shall immediately expire and be of no further force and effect, provided, however, that the Registration Statement (as defined in the Registration Rights Agreement) must have been continuously effective during the Threshold Period. The Company may not deliver a Forced Exercise Notice, and any Forced Exercise Notice delivered by the Company shall not be effective, unless the Registration Statement covering the resale of the Shares remains effective on each trading day occurring during the applicable Threshold Period through and including the Forced Exercise Date.

3. AMENDMENT OF SECTION 3.2.  The last sentence of Section 3.2 of the Warrant is hereby deleted in its entirety.

4. NEW SECTION 3.4.  New Section 3.4 of the Warrant is hereby inserted and reads in its entirety as follows:

Adjustment Upon Issuance of Common Stock. If the Company, at any time prior to the earlier of (i) the Effective Date or (ii) the one-year anniversary of the Closing Date (as defined in the Purchase Agreement), shall sell or grant any option to purchase, or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities convertible into Common Stock (collectively, the “Additional Shares”) entitling any person to acquire shares of Common Stock, at an effective price per share less than the then effective Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Additional Shares so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the then effective Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced, concurrently with such Dilutive Issuance, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of such Additional Shares so issued. Such adjustment shall be made whenever such Additional Shares are issued. Notwithstanding the foregoing, no adjustments shall be made under this Section 3.4 in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Commencement Date, provided that such securities have not been amended since the Commencement Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions, including but not limited to joint ventures and other strategic partnerships, approved by a majority of the disinterested directors of the Company and (d) securities issued to a bank or other financial institution in connection with a loan transaction provided that the issuance of the securities is not primarily for fundraising purposes and is approved by a majority of the disinterested directors of the Company.

5. AMENDMENT OF SECTION 8.  Section 8 of the Warrant is hereby deleted and replaced in its entirety by the following:

Rights Applicable to the Warrant Shares. The parties hereby acknowledge and agree that the Shares are “Registrable Securities” pursuant to the Registration Rights Agreement.

6. AMENDMENT OF SECTION 10.1.  Section 10.1 of the Warrant is hereby deleted and replaced in its entirety by the following:

Waivers and Amendments. This Warrant or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by Warrant Holders holding a majority of the then outstanding Warrants issued in a series of financings pursuant to the Agreement and the New Purchase Agreements.

7. AMENDMENT OF SECTION 10.2.  Section 10.2 of the Warrant is hereby amended such that all references to the “State of Idaho” shall be replaced with the “State of New York” and all references to the “City of Boise, Idaho” shall be replaced with the “City of New York, State of New York.”

8. NO OTHER AMENDMENT. Except as specifically amended by this Amendment, the Warrant shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Warrant, the terms of this Amendment shall govern and control.

9. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12. ENTIRE AGREEMENT. This Amendment, together with the Warrant (including the Appendices and Exhibits thereto) and the other agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Warrant Agreement as of the date first written above.

SELLER:

By: ___________________________________
Name: _________________________________
Title: __________________________________

WARRANT HOLDER:

_______________________________________
  (Name of Warrant Holder)

By: ____________________________________
Name: __________________________________
Title: ___________________________________

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